Exhibit 10.2

DEQ STANDARD CONTRACT

I.	DEFINITIONS

A.
DEPARTMENT shall mean the Department of Environmental Quality of Idaho, any division, section, office, unit, or other entity of that DEPARTMENT, or any of the officers or other officials lawfully representing that DEPARTMENT.

B.
CONTRACTOR shall mean that individual, partnership, corporation, or other entity performing services under this CONTRACT. It shall include any subcontractor retained by the prime CONTRACTOR as permitted under the terms of this CONTRACT. It shall mean acting in an independent capacity, not as an officer, employee, or agent of the DEPARTMENT. It shall mean one who can provide the same or similar services to individuals or entities other than the DEPARTMENT.

C.
CONTRACTING OFFICER shall mean that person appointed by the DEPARTMENT to administer this CONTRACT on behalf of the DEPARTMENT. The term includes, except as otherwise provided in this CONTRACT, an authorized representative of the CONTRACTING OFFICER acting within the scope of his/her authority.

D.        CONTRACT shall mean the originally negotiated and executed CONTRACT (including
Riders and Appendices), any negotiated and executed AMENDMENT to this contract and/or any TASK ORDER negotiated, executed and implemented pursuant to provisions of this contract.

II.	RELATION OF PARTIES

A.	The parties intend to establish an Independent Contractor/Principal relationship by this contract.

1.
CONTRACTOR certifies that they are an Independent Contractor, and as an Independent Contractor will file all required forms and make the necessary payments appropriate to his Independent Contractor tax status.

2.	CONTRACTOR acknowledges that their status as an Independent Contractor complies with 26CFR31.3121 (c-2) Internal Revenue Code.

B.	The department is interested only in the quality of services provided and the final results to be achieved; the conduct and control of the worker will lie solely with the CONTRACTOR.

C.
The CONTRACTOR is not to be considered an agent or employee of the DEPARTMENT for any purpose, and neither the CONTRACTOR nor their employees are entitled to any benefits of employment provided by the DEPARTMENT to its employees.

DEQ Standard Contract	Page 1

D.
It is understood that the DEPARTMENT does not agree to use CONTRACTOR exclusively, and that CONTRACTOR is free to contract to perform similar services for other parties while under contract to the Department, so long as there is no interference with the performance of this Contract.

III.      TERMINATION FOR CONVENIENCE

A.	The DEPARTMENT or CONTRACTOR may cancel this Contract at any time with or without cause upon thirty (30) days' written notice to the other party, and specifying the date of termination.

B.
Cancellation of the Contract by either party shall terminate the obligations or liabilities of the parties, except that the obligations or liabilities incurred prior to the termination date shall be honored.

IV.      TERMINATION FOR DEFAULT

A.
CONTRACTOR default occurs if the CONTRACTOR fails to perform any of the covenants or conditions of this Contract; and the CONTRACTOR does not cure such defects in performance within ten (10) days after receipt of any written notice from the CONTRACTING OFFICER informing the CONTRACTOR of such defects in performance.

B.	Upon default, the DEPARTMENT may cancel this Contract without any notice and may pursue any and all legal, equitable, and other remedies available to the DEPARTMENT.

C.	If termination for default is effected by the DEPARTMENT, an equitable adjustment in the price provided in this CONTRACT shall be made, but:

1.	The DEPARTMENT shall withhold any uncommitted funds for work not performed;

2.	No amount shall be allowed for anticipated profit on unperformed services or other work; and

3.	Any payment due the CONTRACTOR at the time of termination may be adjusted to cover any additional costs to the DEPARTMENT because of the CONTRACTOR'S default.

D.
If termination for default is effected by the CONTRACTOR, or if termination for convenience is effected by the DEPARTMENT, the equitable adjustment shall include a reasonable profit for services or other work performed. The equitable adjustment for any termination shall provide for payment to the CONTRACTOR for services rendered and expenses incurred prior to the termination, in addition to termination settlement costs reasonably incurred by the CONTRACTOR relating to commitments which had become firm prior to the termination.

DEQ Standard Contract	Page 2

D.	Upon receipt of a termination action under paragraphs A. o:r B. above, the CONTRACTOR shall:

1.         Promptly discontinue all affected work (unless the notice directs otherwise); and

2.
Deliver or otherwise make available to the DEPARTMENT all data, drawings, specification, reports, estimates, summaries and such, other information and materials as may have been accumulated by the CONTRACTOR in performing this CONTRACT, whether completed or in process.

F.	Upon termination under paragraphs A. or B. above, the DEPARTMENT may take over the work and may award another party a contract to complete the work under this CONTRACT.

G.	If, after termination for default of the CONTRACTOR to fulfill contractual obligations, it is determined that the CONTRACTOR had not failed to fulfill contractual obligations, the termination shall be deemed to have been for the convenience of the DEPARTMENT. In such event, adjustment of the CONTRACT compensation shall be made as provided above in paragraph D.

H.
In the event of legal action, the prevailing party shall be reimbursed for any and all expenses that are incurred as a result of the default including, but not limited to, legal fees, and losses incurred due to default.

V.	ADDITIONAL PROVISIONS

Additional provisions, if any, are incorporated by reference on the cover sheet of this contract.

IV.       INDEMNIFICATION

A.
The CONTRACTOR shall indemnify, defend, and save harmless the STATE OF IDAHO, and the DEPARTMENT, its officers, agents, and employees, from and against all liability, claims, damages, losses, expenses, actions, and suits whatsoever, including injury or death of others or any employee of the CONTRACTOR or subcontractor caused by or arising out of the CONTRACTOR'S negligent performance, act, or omission of any term of this Contract.

B.
The DEPARTMENT shall indemnify, defend and save harmless the CONTRACTOR, its officers, agents, employees and subcontractors from and against all liability, claims, damages, losses, expenses, actions and suits whatsoever, including injury or death of others or any employee of the DEPARTMENT to the extent caused by or arising out of the DEPARTMENT'S negligent performance, act or omission of any term of this CONTRACT. Nothing in this provision shall extend the liability of the: DEPARTMENT beyond that provided in the Idaho Torts Claim Act, Idaho Code 6-901 et.seq.

C.	As an Independent Contractor, CONTRACTOR is responsible for all employee-related benefits, such as paid leaves and health insurance, and withholding and payment of F.I.C.A.,

DEQ Standard Contract	Page 3

F.U.T.A., and income taxes for Federal and State purposes. The DEPARTMENT shall not be responsible for these employee related benefits and tax items, and shall be indemnified and held harmless from any liability, cost or expenses, including any interest, penalties and attorney's fees, that may be connected with the CONTRACTOR'S failure to provide or pays such items.

VII.     ASSIGNMENT AND SUBCONTRACTING

A.
This CONTRACT is to be binding on the heirs, successors and assigns of the parties hereto and is not to be assigned by either party without first obtaining the written consent of the other. No assignment of this CONTRACT shall be effective until the assignee assumes in writing the obligations of the assigning party, and delivers such written assumption to the other original party to this CONTRACT. Use of SUBCONTRACTORS by the CONTRACTOR, or subsidiary or affiliate firms of the CONTRACTOR, for technical or professional services shall not be considered an assignment of a portion of this CONTRACT.

B.         The parties agree that no services required under this CONTRACT may be performed under SUBCONTRACT unless both parties agree in writing.

C.	Approved subcontracts will contain all appropriate Federal and State requirements and such conditions and provisions as the DEPARTMENT may deem necessary.

A.	The CONTRACTOR understands and agrees to assume sole responsibility for the satisfactory performance of all subcontractors and subcontracted services.

VIII.	ACCOUNTING, AUDITING, RECORDS RETENTION AND ACCESS TO RECORDS

A.
The CONTRACTOR shall maintain books, records, documents and other evidence directly pertinent to performance of EPA funded work under this CONTRACT in accordance with generally accepted accounting principles and practices consistently applied, and in accordance with 40 CFR 31.36(i)(l0) and (1 1), in effect on the date this CONTRACT is signed by both parties. Records shall be retained for a period of three (3) years after final payment is made and all other pending matters are closed. If any litigation, claim, negotiation, audit or other action involving the records has been started before the expiration of the three-year period, the records must be retained until completion of the actions and resolution of all issues which arise from it, or until the end of the regular three-year period, whichever is later.

The CONTRACTOR shall also maintain financial information and data used in the preparation or support of the cost submission required under 40 CFR 31.22 (for negotiation of this CONTRACT), or negotiated change order, and a copy of the cost summary submitted to the DEPARTMENT. The CONTRACTOR will obtain written approval from the DEPARTMENT prior to disposal of any records. The U.S. EPA, the Comptroller General of the United States, the U.S. Department of Labor, the DEPARTMENT, any other agency of the State of Idaho or any of their authorized representatives, shall have access to all such books, records, documents and other evidence for purposes of inspection, audit and copying during

DEQ Standard Contract	Page 4

normal business hours.

The CONTRACTOR will provide proper facilities for such access and inspection. This CONTRACT may be terminated upon any refusal of the CONTRACTOR to allow access to the records as described above.

B.           Audits

1.	Audits conducted under this Section shall be in accordance with generally accepted auditing standards and established procedures and guidelines of any reviewing or audit agency(s).

2.
The DEPARTMENT'S monitoring and audit efforts shall include activities aimed at: (1) assessment of agreement operation at a given point in time; (2) comparison of actual performance versus established performance standards; (3) identification of agreement accomplishments and/or deficiencies in operation and administration; and (4) evaluation of agreement results, benefits and impact upon project objectives. The DEPARTMENT shall have the right to evaluate both the management and financial systems of the CONTRACTOR to ascertain that there is compliance with all of the provisions contained in this contract. In determining the adequacy of these systems, the DEPARTMENT shall utilize internal staff or arrange for an independent certified public accounting firm: (a) survey the CONTRACTOR'S system to obtain information through discussion, inquiry and observation of what the system is stated to be; (b) appraise the adequacy of the system in terms of standards prescribed herein; )c) select a number of transactions and trace them through the records to ascertain whether the system is actually followed and is effective; and (d) interview CONTRACTOR'S staff members to determine management and organizational needs.

C.	The CONTRACTOR agrees to disclose all information and reports resulting from access to records under paragraph A. and B. of this Section to any of the agencies referred to in paragraph A.

D.
Access to records is not limited to the required retention periods. The authorized agencies designated in paragraph A of this Section shall have access to records at any reasonable time for as long as the records are maintained.

E.	This section applies to all records pertaining to this CONTRACT, TASK ORDERS, CHANGE ORDERS and AMENDMENTS:

1.           To the extent the records pertain directly to performance of this CONTRACT;

2.           If there is any indication that fraud, gross abuse or corrupt practices may he involved; or

3.           If the CONTRACT is terminated for default or for convenience.

DEQ Standard Contract	Page 5

F.
The CONTRACTOR agrees to account for all expenditures under this CONTRACT in accordance with generally accepted accounting principles, a cash or accrual method of accounting in accordance with 40 CFR 31.41 and to comply with the cost principles contained in 40 CFR 31.22 to determine allowable costs.

G.
It is understood and agreed that in case of the termination of the existence of the CONTRACTOR by bankruptcy or any other reason, that all records in the CONTRACTOR'S possession, program and fiscal, relating to this CONTRACT shall become the property of the DEPARTMENT.

H.	PROPERTY MANAGEMENT

The CONTRACTOR must comply with the property management requirements set forth in 40 CFR 35.6335 through 40 CFR 35.6400, where applicable. The CONTRACTOR will submit property inventory reports on an annual basis by January 1 of each year, when the property is no longer needed and within 90 days from the end of the contract period. The CONTRACTOR must comply with the requirements for inventory reports set forth in 40 CFR 35.6660, where applicable.

Inventory reports must include the following:

a. Description of property;

b. Manufacturer's serial number, model number or other identification number;

c. Source, including the assistance identification number;

d. Unit acquisition date and cost; and

e. Location, use and condition (by site and activity) and the date this information was recorded.

IX.       PROJECT ASSESSMENT AND CORRECTIVE ACTION

The CONTRACTOR will maintain an ongoing analysis of project performance as it relates to project goals and objectives. Whenever the CONTRACTOR. determines that goals are not being met as specified in the CONTRACT, the CONTRACTOR will develop a corrective action plan to meet those goals. On a monthly basis, the CONTRACTOR will be required to submit a report of the corrective action taken or planned. Unless otherwise specified in the statement of work in an AMENDMENT or TASK ORDER, the report will be due no later than the 10th of the following month.

DEQ Standard Contract	Page 6

X.        CONFIDENTIALITY

A.
Where applicable, such as in the event of litigation, the CONTRACTOR shall not provide, disclose or reveal data, field notes, log books, photographs, computer stored information, drawings, specifications, reports, estimates, summaries or any other information or records including originals, copies, drafts, abstracts or information in any form generated or otherwise obtained in the performance of its responsibilities under this CONTRACT to any party other than the DEPARTMENT except upon compulsion by subpoena or other legal process. The CONTRACTOR shall provide prompt notice of service to the DEPARTMENT. The CONTRACTOR is not responsible for any of the above which may previously have been placed in the public domain. The DEPARTMENT will inform the CONTRACTOR in writing by certified mail when this clause is being invoked and what specific materials are considered confidential.

B.
All such materials shall be the property of the DEPARTMENT and shall be returned to the DEPARTMENT within eighty (80) days of expiration or termination of the CONTRACT or upon written demand of the DEPARTMENT.

C.	The CONTRACTOR shall require all SUBCONTRACTORS to comply with Subsection IX.A of this Contract by explicit reference or provision in each SUBCONTRACT.

XI.	APPROPRIATION BY LEGISLATURE REQUIRED

It is understood and agreed that the DEPARTMENT is a government entity, and this Contract shall in no way or manner be construed so as to bind or obligate the State of Idaho beyond the term of any particular appropriation of funds by the State Legislature as may exist from time to time. In the event the Legislature of the State of Idaho fails, neglects, or refuses to appropriate such funds as may be required and designated to continue payment for this Contract, this Contract shall be at such time automatically terminated and at an end. All future rights and liabilities of the parties hereto shall thereupon cease within thirty (30) days afier the notice to the CONTRACTOR.

XII.	EFFECT OF TERMINATION OF FEDERAL FUNDING

In the event Federal matching funds are reduced from current prorated levels, or terminated, the financial participation of the State of Idaho may be reduced accordingly or terminated.

XIII.	BINDING EFFECT OF FEDERAL PURCHASE OF SERVICE aEGULATIONS AND STATE PLANS

This agreement is subject to the provisions of any relevant Federal regulations and any relevant provisions of the State Plan in effect at the time this Contract is executed, or which thereafter became effective. Such Federal regulations and State plans are on file in the Central Office of the Department Environmental Quality and are available for inspection by the CONTRACTOR.

DEQ Standard Contract	Page 7

XIV.	OBLIGATIONS OF THE CONTRACTOR

A.	AUTHORIZATION TO PROCEED

The CONTRACTOR will not begin work on any services until this CONTRACT, any AMENDMENT(S) or TASK ORDER(S) have been signed by the DEPARTMENT, the effective date has been filled in and that date has arrived and passed. The CONTRACTOR; SUBCONTRACTOR or their employees shall not render services to the DEPARTMENT under the tenns of this CONTRACT until the CONTRACT has been fully signed by each party and the CONTRACT has become effective. Furthermore, the DEPARTMENT is in no way responsible for reimbursing the CONTRACTOR for services rendered prior to the signature of the DEPARTMENT and the arrival of the effective date of this CONTRACT. No employee or agent of the DEPARTMENT may authorize reimbursable services to the CONTRACTOR except the Director of the DEPARTMENT in writing.

For CONTRACTS utilizing TASK ORDERS, authorization to proceed on work as to scope, cost and time for completion shall be in the form previously described for TASK ORDERS. Each TASK ORDER shall have:

1.	A preamble referencing the DEPARTMENT, the CONTRACTOR, PROJECT, TASK, TASK ORDER NUMBER and this CONTRACT.

2.	A description of the services to be provided, including work products, and the estimated time schedule for completion.

3.           Any special conditions not covered in this CONTRACT.

4.           ATTACHMENTS and SIGNATURES sections

b.	The CONTRACTOR'S obligations under this Section are in addition to the CONTRACTOR'S other obligations under this CONTRACT.

XV.      FEDERAL AND STATE AUDIT EXCEPTIONS

When Federal or State audits indicate that payments to the CONTRACTOR do not meet the applicable Federal or State rules and regulations, the CONTRACTOR shall refund and pay to the DEPARTMENT any payments made arising from the CONTRACTOR'S ineligible or improper receipt or use of Federal financial participation funds, and the DEPARTMENT must refund such payments to the applicable Federal funding agency.

XVI.	AFFIRMATIVE ACTION/EQUAL EMPLOYMENT OPPORTUNITY

A.
The CONTRACTOR hereby agrees to provide all services funded through or affected by this CONTRACT without discrimination on the basis of race, color, national origin, age or physical/mental impairment, and to comply with all relevant sections of:

DEQ Standard Contract	Page 8

1.           Title VI of the Civil Rights Act of 1964, as amended;

2.           Section 504 of the Rehabilitation Act of 1973, as amended; and

3.           The Age Discrimination Act of 1975 as amended

4.           The Americans With Disabilities Act of 1990.

B.
The CONTRACTOR agrees to provide equal employment opportunity and take affirmative action in employment on the basis of race, color, national origin, religion, sex, age, physical/mental impairment and all relevant sections of:

1.	Executive Order 11246, as amended by Executive Order 11375;

2.	The applicable provisions of the Department of Labor regulations (48 CFR, Part 22);
as amended;

3.	Section 503 of the Rehabilitation Act of 1973, and

4.           Sections 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974.

C.           The CONTRACTOR agrees to comply with the Civil Rights, equal employment opportunity
Labor Law and other requirements under 40 CFR, Part 7.

D.	The CONTRACTOR agrees to comply with the requirements for small, minority women's and labor surplus area businesses in 40 CFR 31.36(e) in its award of any SUBCONTRACT under this CONTRACT.

1.
The CONTRACTOR agrees to assure that each of these business entities is given the opportunity to participate in subcontract awards under this contract. This policy applies to all SUBCONTRACTS for supplies, construction and services under this CONTRACT.

2.
The CONTRACTOR shall file a quarterly report on a form to be provided by the DEPARTMENT, listing all small, minority and women's business enterprises that were subcontracted to during the preceding quarter. A form must be filed even if a small or disadvantaged business was not utilized.

XVII.	CONFLICT OF INTEREST

A.	Organizational Conflicts of Interest

1.	The CONTRACTOR warrants that to the best of the CONTRACTOR'S knowledge and belief, there are no relevant facts or circumstances which could give rise to actual,

DEQ Standard Contract	Page 9

apparent or potential organizational conflicts of interest or that the CONTRACTOR has disclosed all such relevant information.

2.
The DEPARTMENT reserves the right to procure services from contractors other than the CONTRACTOR in the event the CONTRACTOR has an unresolvable conflict of interest which cannot be avoided. Such conflicts may include status as a potentially responsible party; present or proposed contractual arrangement with a potentially responsible party to be studied; present or proposed contractual agreements with a firm that manufactures or sells any substance or item to be studied, or present or proposed contractual agreements with a firm that manufactures or sells any substance or item in competition with a substance or item to be studied under this proposed contract.

3.
Upon receipt of a work assignment, the CONTRACTOR shall identify any potential conflict of interest in its performance of services contemplated by the work assignment. If the DEPARTMENT determines that the CONTRACTOR has an unresolvable conflict which cannot be avoided, Section III and/or IV of this Contract will apply. The CONTRACTOR shall provide a Project Team which is qualified and free from potential conflict of interest to perform the services required by this CONTRACT, AMENDMENT(S) and/or task orders(s).

B.        Individual Conflicts of Interest

With regard to individual employees performing services under this CONTRACT, the CONTRACTOR shall:

1.
Notify the DEPARTMENT of any actual, apparent or potential conflict of interest involving any individual employee proposed to perform services under this CONTRACT, AMENDMENT(S) and/or TASK ORDER(S). In the event of any conflict of interest, the individual employee may be disqualified by the DEPARTMENT from taking part in any services creating the conflict of interest.

2.	Require each individual professional employee proposed to work on any TASK ORDER to sign a copy of the "Individual Employee Agreement".

XVIII. CONTRACT DATA

The CONTRACTOR and the DEPARTMENT assure that the cost and pricing data submitted for evaluation with respect to negotiation of prices for negotiated CONTRACTS, lower tier SUBCONTRACTS and change orders are based or correct, accurate and complete data supported by their books and records. If the DEPARTMENT or appropriate Federal agency determines upon agreement by the CONTRACTOR that any price (including profit) negotiated in connection with this CONTRACT, lower tier SUBCONTRACT or AMENDMENT(S) and/or TASK ORDER(S) thereunder was increased by any significant sum because the data provided are incomplete, inaccurate or not current at the time of submission, then such price, cost or profit shall be reduced accordingly and the CONTRACT shall be modified in writing.

DEQ Standard Contract	Page 10

XIX.    EMPLOYMENT

The CONTRACTOR shall not accept employment from any party other than the DEPARTMENT, or Federal agencies, for work directly related to the Site (services) covered under this CONTRACT for a period of three (3) years from termination of the CONTRACT, or until any litigation related to the Site is completed, whichever is longer, unless it has received written release of this restriction from the DEPARTMENT.

XX.	SEVERABILITY

If any term or provision of this CONTRACT is held by the courts to be illegal or in conflict with any Idaho law, the validity of the remaining terms and provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the CONTRACT did not contain the particular term or provision held to be invalid.

XXI.	NON-WAIVER OF BREACH

Failure of the CONTRACTOR or the DEPARTMENT to insist upon strict performance of any of the covenants and conditions of this CONTRACT, or to exercise any option herein conferred in any one or all instances, shall not be construed to be a waiver or relinquishment of any such covenant or condition but the same shall be and remain in full force and effect, unless such waiver is evidenced by the prior written consent of the CONTRACTOR or the DEPARTMENT.

XXII.	LICENSES

For the duration of this CONTRACT, the CONTRACTOR will remain in effect and have in possession all applicable licenses required by federal and state statutes and county and city ordinances, including an Idaho business license, if so required.

XXIII. CLEAN AIR AND CLEAN WATER ACTS

The CONTRACTOR shall comply with all applicable standards, orders or requirements issued under Section 306 of the Clean Air Act (42 USC 1857(h)), Section 508 of the Clean Water Act (33 USC 1368), Executive order 11738 and the Environmental Protection Agency Regulations (40 CFR, Part 15). All violations are to be reported to the appropriate federal or state agency.

XXIV. GOVERNED BY THE LAWS OF THE STATE OF IDAHO

This CONTRACT shall be governed by the laws of the State of Idaho and performed therein.

XXV.   NOTICE OF CONTRACT EFFECTIVENESS

It is understood that this document is not effective until the appropriate CONTRACTING OFFICER has signed the document, the effective date has been filled in by the CONTRACTING OFFICER, and that date has arrived or passed. Neither the CONTRACTOR nor his organization will render services

DEQ Standard Contract	Page 11

to the DEPARTMENT under the terms of this document until the document has been fully signed by each party and the Contract has become effective. Furthermore, the DEPARTMENT is in no way responsible for reimbursing the CONTRACTOR for services rendered prior to the appropriate signature by the CONTRACTING OFFICER of the DEPARTMENT and the arrival of the effective date of this Contract.

CONTRACTOR'S Initials	TZH	Date	6/28/06
	GSS		6/29/06

XXVI. CERTIFICATION REGARDING LOBBYING

The CONTRACTOR certifies that:

A.
None of the funds provided by this contract have been paid or will be paid by or on behalf of the CONTRACTOR to any person for influencing or attempting to influence an officer or employee of any governmental agency, amember, officer or employee of Congress or the State legislature in connection with the awarding, continuation, renewal, amendment, or modification of any contract, grant, loan, or cooperative agreement.

B.
If any funds, other than funds provided by this contract, have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any governmental agency, a member, officer or employee of Congress or the State legislature in connection with this contract, the CONTRACTOR shall complete and submit Standard Form LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions, and a copy of Standard Form LLL to the contracting agency.

C.
The CONTRACTOR shall require that the language of this certification be included in any subcontract, at all tiers, (including grants, subgrants, loans, and cooperative agreements) entered into as a result of this contract, and that all subrecipients shall certify and disclose accordingly.

D.
The CONTRACTOR understands that a false statement of this certification may be grounds for rejection or termination of this contract, and that their signature upon this contract is a material representation of fact upon which reliance was placed when this contract was made or entered into. In addition, under Section 1352, Title 31, U.S. Code, a false statement shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such false statement.

XXVII. CERTIFICATION REGARDING DEBARMENT, SUSPENSION, AND OTHER RESPONSIBILITY MATTERS

The CONTRACTOR certifies to the best of its knowledge and belief that it and its principals:

A.	Are not presently debarred, suspended, proposed for debamlent, declared ineligible, or voluntarily excluded from covered transactions by any Federal department or agency;

B.           Have not within a three year period preceding this proposal been convicted of or had a civil

DEQ Standard Contract	Page 12

judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (federal, state or local) transaction or contract under a public transaction; violation of Federal of State antitrust statutes or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property;

C.
Are not presently indicted for or otherwise criminally or civilly charged by a government entity (federal, state, or local) with commission of any of the offenses enumerated in paragraph B of this certification; and

D.	Have not within a three-year period preceding this contract had one or more public transactions (federal, state, or local) terminated for cause or default.

The CONTRACTOR understands that false statement on this certification may be grounds for termination of the contract. In addition, under 18 0USC Sec. 1001, a false statement may result in a fine of up to $10,000 or imprisonment for up to five years, or both.

XXVIII. COMPLETE STATEMENT OF TERMS

This Contract, the Request for Proposal, the Request for Proposal Pre-Bid Questions, DEQ Response and Request for Proposal Addendum, the Contractor's bid proposal and related attachments constitutes the entire agreement between the parties hereto and shall supersede all previous proposals, oral or written, negotiations, representations, commitments, and all other communications between the parties. It may not be released, discharged, changed or modified or assigned in whole or in part, and no claim for additional services not specifically provided herein will be allowed by the DEPARTMENT, except to the extent provided by an instrument in writing signed by a duly authorized representative of the CONTRACTOR and the DEPARTMENT.

Any Riders, Appendices, Attachments, and all other information attached to this Contract serve to supplement the terms and conditions of this Agreement, and do not change or eliminate any provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this agreement.

CONTRACTOR:		STATE OF IDAHO:

BY:	GREG STEWART	BY:	TONI HARDESTY

NAME:	Greg S. Stewart	NAME:	Toni Hardesty

TITLE:	President	TITLE:	Director
	Stewart Contracting Inc.		Department of Environmental Quality

DEQ Standard Contract	Page 13

DATE:	06/29/06	DATE:	06/29/06

Contractor’s Mailing Address:

  Stewart Contracting Inc.
  202 S. Division, P.O. Box 1275
  Pinehurst, Idaho 83850

Telephone # 208-682-9018

DEQ Standard Contract	Page 14